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                                                                   Exhibit 10.7


                            NATIONAL CITY CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     (as Amended and Restated July 1, 2002)

                       ARTICLE 1. THE PLAN AND ITS PURPOSE

         1.1 AMENDMENT AND RESTATEMENT OF THE PLAN. The following are the provisions of the National City Corporation Supplemental Executive Retirement Plan (herein referred to as the "SERP") effective as of July 1, 2002 (herein referred to as the "Effective Date"), which is an amendment and restatement of the SERP which was in effect prior thereto (hereinafter referred to as the "Prior Plan"). The SERP as amended and restated herein is effective as of the Effective Date with respect to certain employees who retire, become disabled, die or otherwise terminate employment on or after the Effective Date. Benefits with respect to Employees who retired, became disabled, died or otherwise terminated employment prior to the Effective Date shall be governed by the provisions of the Prior Plan.

         1.2 PURPOSE. The purpose of the SERP is to provide for the payment of certain pension, disability and survivor benefits in addition to benefits which may be payable under other plans of the Corporation. The Corporation intends and desires by the provisions of the SERP to recognize the value to the Corporation of the past and present service of employees covered by the SERP and to encourage and assure their continued service to the Corporation by making more adequate provision for their future security than other plans of the Corporation provide.

         1.3 OPERATION OF THE SERP. The SERP shall be administered by the Plan Administrator.

                             ARTICLE 2. DEFINITIONS

         2.1 DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

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                  (a) "Accrued Benefit" shall mean as of any time the benefit to be provided an Participant expressed in the form of a single life annuity commencing on such date that is equal to the amount determined by subtracting
(b) and (c) from (a), where (a) is an amount determined by dividing the Participant's SERP Cash Balance Account as of such date by an immediate annuity factor for one dollar of benefit payable as a single life annuity based upon the Participant's Age, such immediate annuity factors being set forth in Section 2.1(b) below, (b) is the Participant's "Accrued Benefit" under the Retirement Plan, and (c) is the Participant's annual retirement benefit (or Actuarial Equivalent Benefit as determined by the Actuary) payable with respect to the Participant pursuant to any program designated by the Committee to serve as a SERP Offset Program.

                  (b) "Actuarially Equivalent Benefit" means the actuarially equivalent benefit determined under the SERP using (i) the mortality table prescribed in Rev. Rul. 2001-62 and (ii) the interest rate utilized in the Retirement Plan for actuarial equivalence calculations.

                  (c) "Actuary" means an independent actuary or firm of actuaries engaged by the Plan Administrator at its sole discretion. Such actuary or firm may be, but shall not be required to be, the same actuaries engaged by Corporation to perform actuarial services with respect to the Retirement Plan.

                  (d) "Age" means a person's actual age calculated in years and whole calendar months.

                  (e) "Award" means a Participant's award(s), if any, under the Management Incentive Plans for Senior Executives.

                  (f) "Base Pay" means the regular salary and straight-time hourly wages paid by an Employer to an Employee. Except as otherwise determined by the Committee in its sole


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discretion, Base Pay shall not include overtime pay, bonuses, suggestions awards, commissions, incentive compensation payment or other forms of special compensation.

                  (g) "Benefit Commencement Date" means the first day of the first period for which a Participant's benefits are to be paid as an annuity or any other form, without regard to whether the Participant's benefits is actually paid or commences to be paid on such date.

                  (h) "Change in Control" see Section 12.2.

                  (i) "Committee" means the Compensation and Organization Committee of the Board of Directors of the Corporation.

                  (j) "Corporation" means National City Corporation, a Delaware corporation, and any successor corporation.

                  (k) "Death Beneficiary" shall mean the person who may be entitled to receive benefits payments under the SERP in the event of the death of a Participant. Such person or persons may be designated by the Participant (and such designation may be revoked or changed without the consent of any previously designated Death Beneficiary), only by an instrument, in form acceptable to the Plan Administrator, signed by the Participant and filed with the Plan Administrator before the earlier of (i) the Participant's death, or
(ii) the Participant's Benefit Commencement Date. In the event that a Death Beneficiary shall not have been designated hereunder (or, if so designated shall have not survived the Participant), a Participant's Death Beneficiary shall be the person designated or otherwise treated as his or her designated beneficiary under the Retirement Plan.

                  (l) "Disability" shall mean a disability as defined by the provisions of the Long Term Disability Plan.

                  (m) "Effective Date" shall mean July 1, 2002.

                  (n) "Employee" shall mean an individual employed with an Employer on a regular, active and full-time salaried basis

                  (o) "Employer" shall mean the Corporation or any corporation, organization or entity controlled by the Corporation.


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                  (p) "FICA" means the Federal Insurance Contributions Act.

                  (q) "Final Average Total Earnings" means the average of a Participant's five (5) highest consecutive years of Base Pay out of the last ten
(10) years, plus the average of the Participant's five (5) largest (not necessarily consecutive) Total Awards for any of the ten (10) calendar years completed immediately prior to the date of determination.

                  (r) "Interest Credits" shall mean the amount, as of the end of each month, to be credited to each SERP Cash Balance Account as interest. The annual rate of interest to be credited shall the applicable rate of interest set forth in the Retirement Plan.

                  (s) "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  (t) "Long Term Disability Plan" means the National City Long-Term Disability Plan as in effect from time to time and any successor disability plan, with any amendment(s) thereto from time to time, effective as of the effective date(s) of such amendment(s), and the same is hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.

                  (u) "Management Incentive Plans for Senior Officers" means the National City Corporation Management Incentive Plan for Senior Officers and the National City Mortgage Co. Management Incentive Plan for Senior Officers together with any predecessor or successor plans, as in effect from time to time. Such plans are hereby specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.

                  (v) "Minimum Benefit" means, for any Participant who was a Participant in the Prior Plan immediately preceding the Effective Date, a single life annuity equal to his "Accrued Benefit" under the Prior Plan taking into account all Vesting Service; provided, however, that for purposes of calculating such Minimum Benefit, SERP Earnings and Final Average Total Earnings shall be capped at an amount equal to the sum of the Participant's Base Pay for 2001 plus his Total Awards payable in 2002. For each year in which this cap is applicable, SERP Earnings shall be capped by first limiting the amount of Total Awards payable


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in that year used in determining Final Average Total Earnings. The offsetting values of the Participant's "Accrued Benefit" under the Retirement Plan and any annual retirement benefit under any SERP Offsetting Programs shall be determined as of his Benefit Commencement Date.

                  (w) "Normal Retirement Age" means the earlier of age 65, or age 62 with 20 or more years of Vesting Service.

                  (x) "Opening Account Balance" shall mean the amount, if any, credited to a Participant's SERP Cash Balance Account as of the Effective Date. With respect to each Participant who was a "Participant" in the Prior Plan immediately preceding the Effective Date, an amount which shall be credited as of the Effective Date to his SERP Cash Balance Account and which is the present value of the Participant's "Accrued Benefit" under the Prior Plan (prior to any offset thereunder), calculated using the Participant's "Vesting Service" under the Prior Plan as of the Effective Date (or projected to age 55, if greater). For purposes of calculating the amount of any Opening Account Balance, present value shall be determined using the 1984 Unisex Pension Mortality Table (reflecting a one-year set back) and an interest rate of 4-1/4% and a benefit commencement age of 62 (or current age, if greater). Notwithstanding the foregoing, the Committee acting at its discretion may credit additional amounts to a Participant's Opening Account Balance irrespective of whether such Participant was a "Participant" in the Prior Plan.

                  (y) "Participant" means an Employee who is selected from time to time by the Committee pursuant to Article 3 of the SERP for participation in one or more of the benefits under the SERP (or a portion of the SERP).

                  (z) "Plan Administrator" means a committee consisting of the Corporate Director Human Resources, the Director Executive Compensation, and the Director Compensation & Benefits, or such other group as established by the Corporate Director Human Resources to serve as administrator of the SERP.

                  (aa) "Plans" means the Retirement Plan and the Long Term Disability Plan as in effect from time to time.


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                  (bb) "Prior Plan" means the SERP as in effect immediately
prior to the Effective Date.

                  (cc) "Retirement Plan" means the National City
Non-Contributory Retirement Plan. The Retirement Plan is specifically referred to and shall form a part of the SERP as fully as if set forth in an exhibit to the SERP.

                  (dd) "SERP" means the Supplemental Executive Retirement Plan as effective on and after the Effective Date.

                  (ee) "SERP Cash Balance Account" means as of any date, the notation account established and maintained for a Participant which shall be credited with the Participant's (i) Opening Account Balance, if any, (ii) SERP Pay Credits and (iii) Interest Credits.

                  (ff) "SERP Disability Benefit" means the benefit provided for by Article 6 of the SERP.

                  (gg) "SERP Early Retirement Benefit" means the early retirement benefit provided for by Section 4.3 of the SERP.

                  (hh) "SERP Earnings" means all compensation paid to an Employee or electively deferred by an Employee excluding automobile and parking allowances, relocation expense payments, tuition reimbursements, signing bonuses, business expense reimbursements, the value of flex vacation bought or sold, Employer-paid club dues, cash payments upon the exercise of stock appreciation rights, cash payments upon the exercise of or disposition of stock options, dividends paid upon restricted stock, cash payments under any long-term incentive plan, deferred cash payments, Mexican tax refunds, medical supplemental adjustment payments, tax adjustments on certain payments, the lapse of restricted stock, payments under nonqualified retirement plans, lump sum severance payments and amounts not taxable to an Employee. For purposes of clarification, SERP Earnings shall be calculation without regard to any limitations on compensation as set forth in the Retirement Plan or in Section 401(a)(17) of the Internal Revenue Code .


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                  (ii) "SERP Later Retirement Benefit" means the later
retirement benefit provided for by Section 4.3 of the SERP.

                  (jj) "SERP Pay Credits" shall mean the amount, as of the end of each month, to be credited to the SERP Cash Balance Account of each Participant as pay credits. The SERP Pay Credit shall be calculated in the same manner as "Pay Credits" under Section 1.1(33)(a) of the Retirement Plan, except that (1) such SERP Pay Credits shall be calculated on the basis of SERP Earnings and Vesting Service; and (2) in lieu of any "additional Pay Credits" which might be credited under Section 1.1(33)(b) of the Retirement Plan, additional SERP Pay Credits in an amount equal to 9% of an eligible Participant's SERP Earnings be will be credited to such eligible Participant's SERP Cash Balance Account. A Participant shall be eligible to receive such additional SERP Pay Credits if, the Participant (i) was a "participant" in the Prior Plan immediately preceding the Effective Date, and (ii) had not attained Age fifty-five (55) as of the Effective Date.

                  (kk) "SERP Normal Retirement Benefit" means the benefit provided for by Section 4.2 of the SERP.

                  (ll) "SERP Offset Program" means a program or combination of programs designated by the Committee to be a SERP Offset Program with respect to one or more benefits otherwise provided by the SERP, as determined by the Committee.

                  (mm) "SERP Retiree" means a Participant who has become eligible for a SERP Retirement Benefit or who would become eligible for such a benefit except for the existence of a SERP Offset Program.

                  (nn) "SERP Retirement Benefit" means the benefit provided for by Section 4.1 of the SERP.

                  (oo) "SERP Survivor Benefit" means the benefit provided for by
Article 5 of the SERP.

                  (pp) "Social Security Disability Benefits" means the amount which a Participant would be entitled to receive from the United States Social Security System upon


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proper application therefor, as disability benefits under such System, and in the event the Participant declines or fails to apply for any such benefit, such term shall also include all such amounts which would be payable if application were made.

                  (qq) "Total Awards" for any calendar year shall mean the Participant's Awards for such year, if any, under the Management Incentive Plans for Senior Executives.

                  (rr) "Vesting Event" means the earliest of the following dates with respect to a Participant or surviving spouse:

                       (1) the date the Participant has attained age fifty-five (55),

                       (2) the date any benefit is in payment status hereunder, and

                       (3) the Effective Date of a Change in Control (as defined in Article XII).

                  (ss) "Vesting Service" means Vesting Service as determined under the Retirement Plan. Notwithstanding the foregoing, the Committee acting at its sole discretion may credit a Participant with additional years of Vesting Service.

                    ARTICLE 3. ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. The eligibility for benefits under the SERP shall be limited to management and highly-compensated Employees. The Committee may, from time to time and in its discretion designate certain Employees of the Corporation or its subsidiaries to be eligible for one or more of the benefits under the SERP, but not eligible for the remainder of such benefits.

         3.2 REMOVAL FROM PARTICIPATION. The Committee may, from time to time and in its discretion, remove any employee from the list of Participants, provided such removal shall be effective only upon communication thereof in writing to the Participant prior to the earlier to occur of the following dates:
(1) the date of the Participant's death, Disability, or retirement, whichever first occurs, and (2) the date of the Committee's approval of the Participant's Early Retirement as provided for in Article 4 hereof, and provided further that in the event such removal takes place after a Vesting Event, such removal shall not serve to reduce any


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Participant's Accrued Benefit. Upon a removal of a Participant prior to the occurrence of a Vesting Event he or she shall no longer be a Participant in the SERP.

                       ARTICLE 4. SERP RETIREMENT BENEFIT

         4.1 SERP RETIREMENT BENEFITS. "SERP Retirement Benefits" constitute the SERP Normal Retirement Benefit, the SERP Early Retirement Benefit and the SERP Later Retirement Benefit provided for by this Article 4.

         4.2 ELIGIBILITY FOR SERP NORMAL RETIREMENT BENEFIT. Each Participant becomes eligible for a SERP Normal Retirement Benefit upon attaining the Normal Retirement Age.

         4.3 ELIGIBILITY FOR EARLY RETIREMENT BENEFIT. A Participant may become eligible for a SERP Early Retirement Benefit prior to attainment of age 62 but only upon the approval of the Committee acting in its discretion.

         4.4 SERP NORMAL RETIREMENT BENEFIT. The annual SERP Retirement Benefit shall be an amount equal to the Participant's Accrued Benefit (or Minimum Benefit, if greater). Such SERP Normal Retirement Benefit shall begin with the month following the termination of employment and continue during his/her lifetime, the last monthly payment to be made on the first day of the month in which he/she dies.

         4.5 SERP EARLY RETIREMENT BENEFIT. The annual SERP Early Retirement Benefit shall be an amount per month equal to the Participant's Accrued Benefit (or Minimum Benefit reduced for early commencement in accordance with the factors set forth in Table A, if greater) as of his Benefit Commencement Date. A Participant may elect to receive a SERP Early Retirement Benefit commencing on the first day of any month (not later than the first day of the month following his/her Normal Retirement Date) designated by him/her which date is subsequent to his/her termination of employment and continuing during his/her lifetime, the last monthly payment to be made on the first day of the month in which he/she dies.

         4.6 OFFSET OF SERP RETIREMENT BENEFIT. The amount otherwise payable to a Participant, or Death Beneficiary hereunder may be reduced by the amount of the payments, if


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any, made from time to time by the Corporation of the Participant's portion of
FICA taxes pursuant to Section 7.3 of the Plan.

         4.7 PAYMENT OF SERP RETIREMENT BENEFIT. The SERP Retirement Benefit shall be payable pursuant to the same optional forms as are permitted to be elected under the Retirement Plan, provided however, that (1) the form and method of payment is subject to the approval of the Plan Administrator, acting in its discretion, (2) there shall be no requirement for consent of Participant's spouse for any election to be effective under the SERP, (3) a lump sum payment of an Actuarially Equivalent Benefit (or a portion thereof), as determined by the Actuary, may be made at the election of the Plan Administrator acting in its discretion, and (4) the Plan Administrator in its discretion may select a combination of methods of payment of the SERP Retirement Benefit.

                        ARTICLE 5. SERP SURVIVOR BENEFIT

         5.1 ELIGIBILITY FOR SERP SURVIVOR BENEFIT. If a Participant dies before his/her Benefit Commencement Date, his/her Death Beneficiary shall be entitled to a monthly SERP Survivor Benefit payable in the form of a single life annuity for the rest of his/her life. If the Participant dies before he/she has satisfied the eligibility requirements for a SERP Early or Normal Retirement Benefit, the amount of the SERP Survivor Benefit shall be equal to 50% of the Participant's SERP Accrued Benefit (or Minimum Benefit, if greater). If the Participant dies after he/she has satisfied the eligibility requirements for a SERP Early or Normal Retirement Benefit, the amount of the SERP Survivor Benefit shall be equal to 66-2/3% of the Participant's SERP Accrued Benefit (or Minimum Benefit, if greater).

         5.2 COMMENCEMENT OF SURVIVOR BENEFIT. The SERP Survivor Benefit provided in Section 5.1 shall commence to be paid to the Death Beneficiary on the first day of any month after the Participant's Death, but in no event later than the December 1 of the calendar year immediately following the calendar year in which the Participant died. Notwithstanding the foregoing provision of this Section, if a Death Beneficiary does not elect to receive or commence to receive his/her SERP Survivor Benefit at least 30 days before the December 1 of the calendar


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year immediately following the calendar year in which the Participant died, the
SERP Survivor Benefit shall be paid to the Death Beneficiary in the form of a single lump sum distribution by the December 31 of the calendar year.

         5.3 METHOD OF PAYMENT OF SERP SURVIVOR BENEFIT. The SERP Survivor Benefit shall be payable in the same manner as the Survivor Benefit under the Retirement Plan is paid, provided however, that in the discretion of the Plan Administrator (1) such benefit (or a portion thereof) may be paid in a lump sum payment of an Actuarially Equivalent Benefit, as determined by the Actuary, and
(2) the Plan Administrator in its discretion may select a combination of methods of payment of the SERP Survivor Benefit.

                       ARTICLE 6. SERP DISABILITY BENEFIT

         6.1 ELIGIBILITY FOR SERP DISABILITY BENEFIT. In the event a SERP Participant suffers a Disability prior to retirement a SERP Disability Benefit shall be payable.

         6.2 AMOUNT OF SERP DISABILITY BENEFIT. The annual SERP Disability Benefit shall be equal to 60% of the Participant's Base Pay at the time of the Disability, LESS the sum of:

                  (a) the annual amount of the benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) payable to the Participant under the Long Term Disability Plan,

                  (b) the annual amount of benefit payable to the Participant as Social Security Disability Benefit,

                  (c) the annual amount of disability benefit (or Actuarially Equivalent Benefit, as determined by the Actuary) payable to the Participant pursuant to any program designated by the Committee to serve as a SERP Offset Program, and

                  (d) the amount of the payments, if any, made from time to time by the Employer of the Participant's portion of FICA taxes pursuant to Section 7.3 of the SERP.


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Such SERP Disability Benefit shall begin with the month following the date upon which the Participant suffers a Disability and shall continue until the earliest of: (i) the Participant's death; (ii) the Participant's Normal Retirement Age;
(iii) the Participant's commencement of SERP Retirement Benefits pursuant to
Article IV of the SERP; or (iv) the Participant's ceasing to suffer from such Disability.

         6.3 FORM OF PAYMENT OF SERP DISABILITY BENEFIT. The SERP Disability Benefit shall be payable monthly, quarterly or annually as determined by the Plan Administrator, acting in its discretion, provided however, that the Plan Administrator may determine (1) that the same (or a portion thereof) shall be payable in a lump sum payment of an Actuarially Equivalent Benefit, as determined by the Actuary, and (2) the Plan Administrator in its discretion may select a combination of methods of payment of the SERP Disability Benefit.

                            ARTICLE 7. MISCELLANEOUS

         7.1 PAYMENT OF BENEFITS. Benefits hereunder shall be paid by the Corporation from its general assets, and shall not be paid from any trust fund established pursuant to any one or more of the Corporation's qualified retirement plans or the Long Term Disability Plan. All other provisions of the Plans relating to the payment of benefits, including but not limited to the dates of first and last payment of any benefits and the normal and optional forms of benefit payment, shall apply to the payment of benefits hereunder, except as otherwise specifically provided herein.

         7.2 ADMINISTRATION. Except as herein provided, the SERP shall be administered by the Plan Administrator which shall administer it in a manner consistent with the administration of the Plans, except that the SERP shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code. The Plan Administrator shall have full power and authority to interpret, construe and administer the SERP and the Plan Administrator's interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. Neither the Plan Administrator


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nor any member thereof shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the SERP unless attributable to his or her own willful misconduct or lack of good faith.

         7.3 CORPORATION'S POTENTIAL PAYMENT OF FICA TAX. The Corporation may, in its discretion, pay, for and on behalf of a Participant, the amount, if any, of such Participant's portion of any FICA taxes which may accrue and become payable during the Participant's employment which results from such Participant's Accrued Benefit. At the discretion of the Corporation, the amount of any such payments(s) by the Employer may serve to reduce such Participant's benefits under this SERP, to the extent as is otherwise provided in the SERP.

         7.4 PARTICIPANTS' RIGHTS; DEATH BENEFICIARY'S RIGHTS. Except as otherwise specifically provided, neither a Participant nor a Death Beneficiary has rights under the SERP. It is specifically intended that no benefits shall be payable under the SERP to a Participant or his/her Death Beneficiary prior to the Participant's retirement either after attainment of Normal Retirement Age or, upon Committee approval in accordance with the provisions of Section 4 hereof, at an earlier age, excepting only (a) disability benefits, if applicable, (b) Survivor Benefits in the event of the death of the Participant prior to retirement, and (c) the payment of benefits after the occurrence of a Vesting Event with respect to the Participant. No Participant or his/her Death Beneficiary shall have any title to or beneficial ownership in any assets of the Corporation as a result of the SERP or its benefits.

         7.5 TIMING OF PAYMENTS HEREUNDER. Notwithstanding any other provision of the SERP, the Committee may, in its discretion, determine that benefits under the SERP may be made at any time prior to Normal Retirement Age or retirement, whichever first occurs.


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                        ARTICLE 8. AMENDMENT; TERMINATION

         The Corporation expects to continue the SERP indefinitely, but reserves the right, by action of the Committee, to amend it from time to time, or to discontinue it if such a change or discontinuance is deemed necessary or desirable. However, if the SERP should be amended or discontinued, the Corporation shall remain obligated for benefits under the SERP with respect to Participants and Death Beneficiaries whose benefits are in payment status at the time of such action, with respect to any other Participants who have attained Normal Retirement Age as of the date of such action, and, with respect to Accrued Benefits, with respect to any other Participant as to whom a Vesting Event has occurred.

                            ARTICLE 9. UNFUNDED PLAN

         PLAN NOT FUNDED. The SERP is an unfunded plan and its benefits are payable solely from the general assets of the Corporation.

                             ARTICLE 10. FORFEITURES

         Notwithstanding any provision in the SERP to the contrary excepting only the provisions of Article 12, in the event the Committee finds

                  (a) that an Employee or former Employee who has an interest under the SERP has been discharged by his or her Employer in the reasonable belief (and such reasonable belief is the reason or one of the reasons for such discharge) that the Employee or former Employee did engage in fraud against the Employer or anyone else, or

                  (b) that an Employee or former Employee who has an interest under the SERP has been convicted of a crime as a result of which it becomes illegal for his Employer to employ him or her; then any amounts held under the SERP for the benefit of such Employee or former Employee or his or her beneficiaries shall be forfeited and no longer payable to such Employee or former Employee or to any person claiming by or through such Employee or former Employee.


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         Each Participant agrees to the foregoing forfeiture provisions by his or her acceptance of his or her invitation to participate in the SERP and by his or her continued participation.

                     ARTICLE 11. RESTRICTIONS ON ASSIGNMENTS

         The interest of a Participant or his/her Death Beneficiary may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy.

                          ARTICLE 12. CHANGE IN CONTROL

         12.1 TREATMENT OF BENEFITS.

                  In the event of a Change in Control:

                  (i) the Effective Date of such Change in Control shall be deemed a Vesting Event with respect to all Participants and Death Beneficiaries, and

                  (ii) the rights of all Participants in their Accrued Benefit (or Minimum Benefit, if greater) hereunder as of the Effective Date of such Change in Control shall be 100% vested and nonforfeitable, notwithstanding any other provision hereof.

         12.2 DEFINITION OF CHANGE IN CONTROL. "Change in Control" means the occurrence of any of the following events:

                  (i) The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of


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         Voting Stock (as that term is hereafter defined) immediately prior to such transaction;

                  (ii) The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock immediately prior to such sale or transfer;

                  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Corporation ("Voting Stock");

                  (iv) The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

                  (v) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Corporation cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (v) each Director who is first elected, or first nominated for election by the Corporation's stockholders, by a vote of at least two-thirds of the Directors of the Corporation (or a committee thereof) then still in office who were Directors of the Corporation at the beginning of any such period will be deemed to have been a Director of the Corporation at the beginning of such period.


         Notwithstanding the foregoing provisions of (iii) or (iv) above, unless otherwise determined in a specific case by majority vote of the Board, a "Change in Control" shall not be deemed to have occurred for purposes of (iii) or (iv) above solely because (1) the Corporation, (2) an entity in which the Corporation directly or indirectly beneficially owns 50% or more of the voting equity securities (a "Subsidiary"), or (3) any employee stock ownership plan or any other employee benefit plan of the Corporation or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to
Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because the Corporation reports that a change in control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.

         12.3 EFFECTIVE DATE OF CHANGE IN CONTROL. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving the Corporation or any of its officers or directors the Effective Date of such Change in Control shall be the date such discussions or negotiations commenced.

                  ARTICLE 13. BINDING ON CORPORATION, EMPLOYEES
                              AND THEIR SUCCESSORS

The SERP shall be binding upon and inure to the benefit of the Corporation, its successors and assigns and each Participant and his/her Death Beneficiaries, heirs, executors, administrators and legal representatives.

                           ARTICLE 14. LAWS GOVERNING

         The SERP shall be construed in accordance with and governed by the laws of the State of Ohio.

         Executed this 28th day of June, 2002 at Cleveland, Ohio, but effective as of July 1, 2002.


                                               NATIONAL CITY CORPORATION


                                               By: /s/ Shelley J. Seifert
                                                   ----------------------------
                                                   Shelley J. Seifert
                                                   Executive Vice President
                                                   Human Resources

                                     TABLE A

                              SERP Minimum Benefit

                     EARLY RETIREMENT REDUCTION PERCENTAGES

 YEARS OF                                                 AGE
 VESTING                                                  ---
 SERVICE          55       56      57       58       59       60       61      62       63       64        65
 --------
    10            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    11            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    12            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    13            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    14            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    15            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    16            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    17            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    18            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    19            50%      54%     58%      62%      66%      70%      76%     82%      88%      94%      100%
    20            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    21            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    22            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    23            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    24            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    25            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    26            58%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    27            61%      64%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    28            64%      67%     70%      76%      82%      88%      94%     100%     100%     100%     100%
    29            67%      70%     73%      76%      82%      88%      94%     100%     100%     100%     100%
    30            70%      73%     76%      79%      82%      88%      94%     100%     100%     100%     100%
    31            73%      76%     79%      82%      85%      88%      94%     100%     100%     100%     100%
    32            76%      79%     82%      85%      88%      91%      94%     100%     100%     100%     100%
    33            79%      82%     85%      88%      91%      94%      97%     100%     100%     100%     100%
    34            82%      85%     88%      91%      94%      97%      100%    100%     100%     100%     100%
    35            85%      88%     91%      94%      97%      100%     100%    100%     100%     100%     100%
    36            88%      91%     94%      97%      100%     100%     100%    100%     100%     100%     100%
    37            91%      94%     97%      100%     100%     100%     100%    100%     100%     100%     100%
    38            94%      97%     100%     100%     100%     100%     100%    100%     100%     100%     100%
    39            97%      100%    100%     100%     100%     100%     100%    100%     100%     100%     100%
    40            100%     100%    100%     100%     100%     100%     100%    100%     100%     100%     100%